Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of report (date of earliest event reported):
June 23, 2010

mBeach Software, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-159853	26-4742785
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

105 Hickory Oak Hollow
Cumming, GA 30040
(Address of principal executive offices)

 (678) 358-6954
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Note and Warrants

Pursuant to the Stock Exchange Agreement executed by mBeach Software, Inc., a Florida corporation (“mBeach”), on June 15, 2010 with Skin Cancer Scanning Ltd., an Israeli corporation, and all but one of its shareholders, at the closing of the transactions contemplated by the agreement, an investment of $72,000 was to be made in mBeach. See the Current Report on Form 8-K filed by mBeach on June 17, 2010 regarding the agreement and proposed transaction.

On June 23, 2010 mBeach executed a 5% Convertible Note and issued Class A, Class B and Class C Warrants to H&H Group Associates LLC, a New York limited liability company, in consideration for $72,000. The Convertible Note matures in three years and after five months from the date of issuance will be convertible to 10,696,291 shares of common stock of mBeach. H&H Group has the option to convert all or any portion of the Note prior to maturity. If mBeach desires to prepay the Note prior to the 5 month anniversary (when it is convertible), mBeach must pay a prepayment penalty equal to twice the amount being prepaid. For example, if mBeach desires to prepay $30,000 of the principal outstanding, then mBeach must pay $60,000. The Note shall be automatically due and payable if mBeach fails to pay the Note when it is due, fails to deliver the shares to be issued upon conversion of the Note, any bankruptcy event of mBeach or any breach of a covenant or representation of mBeach.

In connection with the issuance of the Note, mBeach issued H&H Group three separate classes of warrants, each class exercisable for 10,285,994, 10,770,694 and 11,278,193, respectively, shares of common stock of mBeach for an aggregate exercise price of $150,000, 150,000 and $500,000, respectively. The warrants are exercisable for 3 years.

The shares of mBeach issuable upon conversion of the Note and the exercise of the warrants shall be included on a registration statement to be filed by mBeach within 30 days of the closing of the transactions contemplated by the Stock Exchange Agreement.

The foregoing is a brief summary of each of the Note and the warrants. These summaries are not complete, and are qualified in their entirety by reference to the full text of the agreements that are attached as exhibits to this Current Report on Form 8-K. Readers should review those agreements for a more complete understanding of the terms and conditions associated with this transaction.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.3	5% Convertible Note, made as of June 23, 2010, by mBeach Software, Inc. in favor of H&H Group Associates LLC
10.4	Class A Warrant issued by mBeach Software, Inc. to H&H Group Associates LLC
10.5	Class B Warrant issued by mBeach Software, Inc. to H&H Group Associates LLC
10.6	Class C Warrant issued by mBeach Software, Inc. to H&H Group Associates LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

mBEACH SOFTWARE, INC.

Dated: June 23, 2010	By:	/s/William Gaffney
William Gaffney
Title: President

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